Parkway Reports 2011 Second Quarter Results

JACKSON, Miss., Aug. 1, 2011 /PRNewswire/ --

Highlights

  Reports FFO of $0.00 per share and recurring FFO of $0.59 per share
  Reports average occupancy of 84.2%, with portfolio 85.8% leased
  Completed combination with Eola
  Purchased a total of six properties for $401 million through Fund II
  Sold three properties for $202 million, including 233 North Michigan

Parkway Properties, Inc. (NYSE:PKY) today announced results for its second quarter ended June 30, 2011.

(Logo: http://photos.prnewswire.com/prnh/20030513/PARKLOGO )

Steven G. Rogers, President and Chief Executive Officer stated, "Parkway finished the second quarter with recurring FFO, FAD, and occupancy all better than our expectations. Our success in accelerating and executing our asset recycling program by selling several non-core assets has led to a downward adjustment in our reported FFO outlook, but we have a much improved balance sheet as a result of these sales. Additionally, our recent purchases on behalf of Fund II have improved the quality and lowered the age of our portfolio, which we believe will lead to greater income growth and lower capital requirements for Parkway in the future as we continue this transition. I am also very pleased with our current progress on the integration with Eola Capital, and the management contracts we gained through the combination are performing in-line with our expectations."

Consolidated Financial Results

  Funds from operations ("FFO") available to common shareholders totaled $9,000, or $0.00 per diluted share, for the three months ended June 30, 2011, as compared to $14.3 million, or $0.66 per diluted share, for the three months ended June 30, 2010.  FFO for the three months ended June 30, 2011 includes a non-cash impairment loss of $1.7 million, or $0.08 per diluted share, related to a non-core office property targeted for sale in Columbia, South Carolina and acquisition costs of $13.4 million, or $0.62 per diluted share, related to the contribution of the Eola Capital, LLC ("Eola") property management company (the "Management Company") and purchase of Parkway Properties Office Fund II, LP ("Fund II") office investments.  Recurring FFO totaled $12.7 million, or $0.59 per diluted share for the three months ended June 30, 2011, as compared to $13.8 million, or $0.64 per diluted share for the three months ended June 30, 2010.

  FFO available to common shareholders totaled $12.7 million, or $0.59 per diluted share, for the six months ended June 30, 2011, as compared to $34.1 million, or $1.58 per diluted share, for the six months ended June 30, 2010.  FFO for the six months ended June 30, 2011 includes a non-cash impairment loss of $1.7 million, or $0.08 per diluted share, related to a non-core office property targeted for sale in Columbia, South Carolina and acquisition costs of $15.1 million, or $0.70 per diluted share, related to the Eola contribution of the Management Company and purchase of Fund II office investments.  Recurring FFO totaled $25.4 million, or $1.18 per diluted share for the six months ended June 30, 2011, as compared to $28.4 million, or $1.32 per diluted share for the six months ended June 30, 2010.

Included in FFO per diluted share are the following amounts (in thousands, except average rent per square foot and average occupancy):

Description	Q2 2011	Q2 2010	YTD 2011	YTD 2010
Unusual Items:
Gain (loss) on extinguishment of debt	$302	$(136)	$302	$(189)
Acquisition costs-building purchases (1)	$(861)	$-	$(1,124)	$-
Acquisition costs-combination (1)	$(12,561)	$-	$(13,965)	$-
Non-cash impairment loss	$(1,700)	$-	$(1,700)	$-
Expenses related to litigation	$(75)	$-	$(44)	$(545)

Other Items of Note:
Non-recurring lease termination fees (1)(6)	$2,237	$581	$3,758	$6,445
Straight-line rent (1)	$765	$1,405	$1,498	$2,492
Amortization of below market rent (1)	$365	$214	$802	$270
Bad debt expense (1)	$(795)	$(150)	$(911)	$(541)
Portfolio Information:
Average rent per square foot (2)(3)	$22.95	$23.04	$22.95	$23.02
Average occupancy (2)(4)	84.2%	85.5%	84.5%	85.9%
Same-store average rent per square foot (2)(3)	$21.73	$22.15	$21.77	$22.13
Same-store average occupancy (2)(4)	83.7%	85.3%	84.1%	85.7%
Total office square feet under ownership (2)	15,296	13,194	15,296	13,194
Total office square feet under management (5)	27,168	14,174	27,168	14,174

(1)

These items include 100% of amounts from wholly-owned assets plus the Company's allocable share of amounts recognized from the assets held in consolidated joint ventures and unconsolidated joint ventures for properties included in continuing operations.

(2)	These items include total office square feet of wholly-owned assets, consolidated joint ventures and unconsolidated joint ventures at the end of the period.
(3)	Average rent per square foot is defined as the weighted average annual gross rental rate, including escalations for operating expenses, divided by occupied square feet.
(4)	Average occupancy is defined as average occupied square feet divided by average total rentable square feet.
(5)	Total office square feet under management includes wholly-owned assets, consolidated joint ventures, unconsolidated joint ventures and third-party management agreements at the end of the period.
(6)

Parkway's share of lease termination fees recognized during the six months ended June 30, 2010, were $7.4 million, of which $1.0 million was included in recurring revenue as it represents the rental revenue during the period after the prior lease was terminated and the space was being prepared for the new customer.

  Funds available for distribution ("FAD") totaled $3.4 million, or $0.16 per diluted share, for the three months ended June 30, 2011, as compared to $2.6 million, or $0.12 per diluted share, for the three months ended June 30, 2010.  FAD totaled $8.9 million, or $0.41 per diluted share, for the six months ended June 30, 2011, as compared to $16.6 million, or $0.77 per diluted share for the six months ended June 30, 2010.

  Net loss attributable to common shareholders for the three months ended June 30, 2011, was $14.7 million, or $0.68 per diluted share, as compared to net income attributable to common shareholders of $5.7 million or $0.26 per diluted share, for the three months ended June 30, 2010.  Net loss attributable to common shareholders for the six months ended June 30, 2011, was $21.5 million, or $1.00 per diluted share as compared to net income available to common shareholders of $7.0 million, or $0.33 per diluted share, for the six months ended June 30, 2010.  A gain on the sale of real estate from discontinued operations of $4.3 million, offset by a non-cash impairment loss of $1.7 million, were included in net loss attributable to common shareholders for the three months and six months ended June 30, 2011.  Acquisition costs of $13.4 million and $15.1 million associated with the Eola contribution of the Management Company and Fund II office investments were included in net loss attributable to common shareholders for the three months and six months ended June 30, 2011, respectively.  Gain on the sale of real estate from discontinued operations of $8.5 million was included in net income available to common shareholders for the three months and six months ended June 30, 2010.

Operations and Leasing

  The Company's average rent per square foot decreased 0.4% to $22.95 during the second quarter 2011, as compared to the second quarter 2010, and decreased 0.3% to $22.95 for the six months ended June 30, 2011, as compared to the six months ended June 30, 2010.  On a same-store basis, the Company's average rent per square foot decreased 1.9% to $21.73 during the second quarter 2011 as compared to $22.15 during the second quarter 2010, and decreased 1.6% to $21.77 during the six months ended June 30, 2011, as compared to $22.13 during the six months ended June 30, 2010.

  The Company's average occupancy for the second quarter 2011 was 84.2% as compared to 85.5% for the second quarter 2010 and was 84.5% for the six months ended June 30, 2011, as compared to 85.9% for the six months ended June 30, 2010.  On a same-store basis, the Company's average occupancy for the second quarter 2011 was 83.7% as compared to 85.3% for the second quarter 2010. For the six months ended June 30, 2011, same-store average occupancy was 84.1% as compared to 85.7% for the six months ended June 30, 2010.

  At July 1, 2011, the Company's office portfolio occupancy was 84.6% as compared to 83.8% at April 1, 2011, and 85.4% at July 1, 2010.  Not included in the July 1, 2011, occupancy rate are 32 signed leases totaling 197,000 square feet, expected to take occupancy between now and the second quarter of 2012, of which the majority will commence during the third quarter of 2011.  Including these leases, the Company's portfolio was 85.8% leased at July 15, 2011.

  Parkway's customer retention rate was 65.7% for the quarter ended June 30, 2011, as compared to 48.1% for the quarter ended March 31, 2011, and 69.7% for the quarter ended June 30, 2010.  Customer retention for the six months ended June 30, 2011 and 2010, was 54.9% and 61.8%, respectively.  The decrease in the customer retention rate for the six months ended June 30, 2011, was primarily attributable to the expiration of the 193,000 square foot AutoTrader.com lease at Peachtree Dunwoody Pavilion in Atlanta during the first quarter of 2011.

  During the second quarter of 2011, 70 leases were renewed totaling 337,000 rentable square feet at an average rent per square foot of $19.34, representing a 15.5% rate decrease, and at an average cost of $1.88 per square foot per year of the lease term.  During the six months ended June 30, 2011, 128 leases were renewed totaling 724,000 rentable square feet at an average rent per square foot of $18.89, representing a 10.5% decrease, and at an average cost of $1.97 per square foot per year of the lease term.

  During the second quarter of 2011, 15 expansion leases were signed totaling 26,000 rentable square feet at an average rent per square foot of $18.52 and at an average cost of $3.55 per square foot per year of the lease term.  During the six months ended June 30, 2011, 28 expansion leases were signed totaling 76,000 rentable square feet at an average rent per square foot of $21.06 and at an average cost of $3.78 per square foot per year of the lease term.

  During the second quarter of 2011, 43 new leases were signed totaling 339,000 rentable square feet at an average rent per square foot of $23.48 and at an average cost of $4.88 per square foot per year of the term.  During the six months ended June 30, 2011, 79 new leases were signed on 500,000 rentable square feet at an average rent per square foot of $21.89 and at an average cost of $4.96 per square foot per year of the lease term.

  For the second quarter 2011, the Company's share of reported same-store net operating income ("NOI") as compared to the same period of the prior year increased $465,000 or 2.0% on a GAAP basis and increased $1.2 million or 5.5% on a cash basis.  For the second quarter of 2011, Parkway's share of recurring same-store NOI compared to the same period of the prior year decreased $1.1 million or 4.8% on a GAAP basis and decreased $362,000 or 1.7% on a cash basis.  For the six months ended June 30, 2011, the Company's share of reported same-store NOI as compared to the same period of the prior year decreased $4.1 million or 7.6% on a GAAP basis and decreased $3.1 million or 6.2% on a cash basis.  For the six months ended June 30, 2011, Parkway's share of recurring same-store NOI compared to the same period of the prior year decreased $1.3 million or 2.8% on a GAAP basis and decreased $342,000 or 0.8% on a cash basis.  The decrease in same-store recurring NOI is primarily attributable to a decrease in rental income associated with a 1.6% reduction in same-store average occupancy for the six months ended June 30, 2011, as compared to the same period of the prior year.

Asset Recycling

  On April 8, 2011, Fund II acquired Corporate Center Four at International Plaza located in the Westshore submarket of Tampa for $45.0 million.  Corporate Center Four contains approximately 250,000 square feet of office space.  An additional $5.6 million is expected to be spent for closing costs, building improvements, leasing costs and tenant improvements during the first two years of ownership.  In connection with the purchase, Fund II placed a $22.5 million non-recourse mortgage loan with a fixed interest rate of 5.4%, an initial thirty-six month interest only period, and a maturity date of April 8, 2019.  Parkway's equity contribution of $6.8 million was initially funded through availability under the Company's credit facility.

  On May 11, 2011, the Company sold 233 North Michigan, a 1.1 million square foot office property located in the central business district of Chicago, for a gross sale price of $162.2 million.  At closing, the Company repaid the $84.6 million non-recourse mortgage loan secured by the property that was scheduled to mature in July 2011.  Parkway received net cash proceeds after the repayment of the mortgage loan of approximately $74 million, which were used to reduce amounts outstanding under the Company's credit facility.  The Company recognized a gain on extinguishment of debt of $302,000 and a gain on the sale of real estate from discontinued operations of $4.3 million during the second quarter of 2011.

  On May 18, 2011, Fund II completed the closing of its previously announced purchase of four additional office properties for $316.5 million.  The four properties are located in Philadelphia, Atlanta, Orlando, and Tampa, and contain approximately 2.1 million square feet of office space.  An additional $20.9 million is expected to be spent for closing costs, building improvements, leasing costs and tenant improvements during the first two years of ownership.  An existing institutional investor in Two Liberty Place, located in the central business district of Philadelphia, retained an 11% ownership in the property.  Parkway's pro rata share of Two Liberty Place is 19%, and Parkway's partner in Fund II owns the remaining 70% interest.  Fund II acquired 100% of the remaining three assets, with Parkway's ownership at 30%.  In connection with the purchases, Fund II placed separate non-recourse mortgage loans on each property totaling $158.3 million with a weighted average interest rate of 4.99%, initial thirty-six month interest only periods, and maturity dates ranging from May 2016 to June 2019.  Parkway's equity contribution of $37.6 million was initially funded through availability under the Company's credit facility.  Parkway's press releases issued on May 18, 2011, and April 11, 2011, provide additional information and discuss funding sources related to the purchase of these office properties by Fund II.

  On May 18, 2011, Parkway closed on the agreement with Eola in which Eola's principals contributed the Management Company to Parkway.  Eola's principals contributed the Management Company to Parkway for initial consideration of $32.4 million in cash and Eola's principals have the opportunity to earn (i) up to 1.574 million units of limited partnership interest in Parkway's operating partnership ("OP Units") through an earn-out arrangement and (ii) up to 226,000 additional OP Units through an earn-up arrangement.  To the extent earned, all OP Units will be redeemable for shares of Parkway common stock on a one-for-one basis.  Parkway's press releases issued on May 18, 2011, and April 11, 2011, provide additional information and discuss funding sources related to the contribution of the Management Company.

  On June 30, 2011, Fund II acquired Hayden Ferry Lakeside I ("Hayden Ferry I") located in the Tempe submarket of Phoenix for $39.4 million.  Hayden Ferry I contains approximately 203,000 square feet of Class A+ office space.  An additional $4.3 million is expected to be spent for closing costs, building improvements, leasing costs and tenant improvements during the first two years of ownership.  In connection with the purchase, on July 25, 2011, Fund II placed a $22.0 million non-recourse mortgage loan with a fixed interest rate of 4.5%, an initial thirty-six month interest only period, and a maturity date of July 25, 2018.  Parkway's equity contribution of $5.2 million was initially funded through availability under the Company's credit facility.  Following the purchase of Hayden Ferry I, the total amount invested by Fund II is approximately $640.4 million, or 85.4% of the Fund's investment capacity.

  On July 6, 2011, RubiconPark II, LLC, sold Maitland 200 for a gross sale price of $23 million.  Maitland 200 is a 204,000 square foot office property located in the Maitland submarket of Orlando.  The $16.9 million mortgage loan secured by the property was repaid upon closing.  Parkway owned a 20% interest in the property and received a priority distribution after the repayment of secured debt of approximately $2.8 million, which was used to reduce amounts outstanding under the Company's credit facility.

  On July 19, 2011, the Company sold Greenbrier Towers I & II for a gross sale price of $16.7 million.  The two office properties total 172,000 square feet and are located in the Greenbrier area of Chesapeake, Virginia, also known as Hampton Roads.  The sale represents the Company's exit from this market.  The properties were unencumbered by debt at the time of the sale.  Parkway received approximately $16.1 million in net proceeds at closing, which were used to reduce amounts outstanding under the Company's credit facility.  Additionally, the Company retained management of the property.

  As of the date of this press release, the Company was under contract to sell, with buyer earnest money deposits non-refundable, an additional 380,000 square feet of wholly-owned office properties located in Columbia, South Carolina and Richmond, Virginia for total gross proceeds of $28.8 million. The asset sales are subject to customary closing conditions, and the Company expects that these sales will be completed in the third quarter 2011.  The Company will provide additional details regarding these pending asset sales upon closing.

Capital Structure

  At June 30, 2011, the Company had an outstanding balance of $166.2 million under its credit facility and held $33.4 million in cash and cash equivalents, of which $13.9 million of cash and cash equivalents was Parkway's share.

  On June 1, 2011, the Company repaid a $9.9 million non-recourse mortgage loan secured by Forum I, a 163,000 square foot office building in Memphis.  The mortgage loan had a fixed interest rate of 5.3%.  The Company repaid the mortgage loan using available proceeds under the credit facility.

  Upon its maturity on June 1, 2011, the Company elected not to repay an $8.5 million non-recourse mortgage loan secured by the Wells Fargo Building, a 136,000 square foot office building in Houston.  This mortgage loan had a fixed interest rate of 4.4%.  The Company is currently in default on this mortgage and engaged in discussions with the lender about restructuring the loan.  The Company intends to provide updates on the status of this mortgage loan as soon as possible.

  The Company's previously announced second quarter cash dividend of $0.075 per share, which represents an annualized dividend of $0.30 per share, was paid on June 29, 2011 and represented a payout of approximately 12.8% of recurring FFO for the quarter.  The dividend was the ninety-ninth (99th) consecutive quarterly distribution to Parkway's shareholders of Common Stock.

  At June 30, 2011, the Company's net debt to EBITDA multiple was 5.9x, after adjusting  EBITDA for the annualized impact of new investments and dispositions completed during the quarter, as compared to 6.5x at March 31, 2011, and 6.1x at June 30, 2010.

  As previously announced, on May 18, 2011, the Company issued $26.2 million or 1.0 million shares of the Company's existing Series D preferred stock to an institutional investor.

2011 Outlook

Parkway has historically provided an annual earnings outlook for the year consisting of FFO per diluted share, net income per diluted share (EPS), and the major assumptions used in preparing the earnings outlook. Variance within the outlook range may occur due to final purchase price adjustments and allocations in connection with completed business combinations or investments, variations in the recurring revenue and expenses of the Company, as well as certain non-recurring items. The earnings outlook does not include the impact of possible future gains or losses on early extinguishment of debt, possible future acquisitions or dispositions and related costs, possible future impairment charges or other unusual charges that may occur during the year. These assumptions reflect the Company's expectations based on its knowledge of current market conditions and historical experience. It has been and will continue to be the Company's policy to not issue quarterly earnings guidance or revise the annual earnings outlook unless such estimates are outside of the published annual outlook range. This policy is intended to lessen the emphasis on short-term movements that do not have a material impact on earnings or long-term value of the Company.

The Company is revising its reported FFO per diluted share range for 2011 from $1.80 to $1.95 per diluted share to $1.60 to $1.75 per diluted share and revising its earnings (loss) per diluted share ("EPS") range for 2011 from ($1.45) to ($1.30) per diluted share to ($1.50) to ($1.35) per diluted share. The reconciliation of projected EPS to projected reported FFO per diluted share is as follows:

Outlook for 2011	Range
Fully diluted EPS	($1.50-$1.35)
Parkway's share of depreciation and amortization	$3.45-$3.45
Parkway's share of gain on sale of real estate	($0.35-$0.35)
Reported FFO per diluted share	$1.60-$1.75

The $0.20 decrease in the range for reported FFO per diluted share is primarily attributable to a non-cash impairment loss of $0.08 per diluted share, the impact of recent dispositions or assets under contract for sale with earnest money deposits at risk of $0.06 per diluted share, an increase in the allowance for doubtful accounts of $0.03 per diluted share in connection with the Knoxville management contracts, an increase in acquisition costs of $0.02 per diluted share, a decrease in property NOI of $0.04 per diluted share attributable to timing of pending lease commencements and acceleration of straight line rent related to recent lease terminations, offset by an increase in lease termination fee income of $0.02 per diluted share. The earnings outlook for 2011 reflects the Company's actual reported FFO for the six months ended June 30, 2011, and the Company's estimate of FFO for the remainder of 2011 as adjusted for recent dispositions or dispositions under contract for sale with earnest money deposits non-refundable, all of which were not originally included in the Company's outlook as disclosed in the press release issued on May 18, 2011.

About Parkway Properties

Parkway Properties, Inc., a member of the S&P Small Cap 600 Index, is a self-administered real estate investment trust specializing in the operation, leasing, acquisition, and ownership of office properties. Parkway owns or has an interest in 69 office properties located in 12 states with an aggregate of approximately 14.9 million square feet of leasable space at August 1, 2011. Included in the portfolio are 26 properties totaling 6.6 million square feet that are owned jointly with other investors, representing 44.3% of the portfolio. Fee-based real estate services are offered through wholly-owned subsidiaries of the Company, which in total manage and/or lease approximately 13.0 million square feet for third-party owners at August 1, 2011.

Additional Information

The Company will conduct a conference call to discuss the results of its second quarter operations on Tuesday, August 2, 2011, at 11:00 a.m. Eastern Time. To participate in the conference call, please dial 800-857-4978 and use the verbal pass code "PARKWAY". A live audio webcast will also be available by selecting the "2Q Call" icon on the Company's website at www.pky.com. An audio replay of the call can be accessed 24 hours a day through August 16, 2011, by dialing 866-358-4521 and using the pass code of 9285. An audio replay will be archived and indexed in the Corporate section of the Company's website at www.pky.com. A copy of the Company's 2011 second quarter Supplemental Financial & Property Information report is available by accessing the Company's website, emailing your request to rjordan@pky.com, or calling Rita Jordan at 601-948-4091. Please participate in the visual portion of the conference call by accessing the Company's website and downloading the "2Q11 Company Presentation."

Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company's website. The Company's second quarter 2011 Supplemental Financial & Property Information report, which includes a reconciliation of all non-GAAP financial measures to their directly comparable GAAP financial measures, is available on the Company's website.

Forward Looking Statement

Certain statements in this release that are not in the present or past tense or discuss the Company's expectations (including the use of the words anticipate, believe, forecast, intends, expects, project, or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events. Examples of forward-looking statements include projected net operating income, cap rates, internal rates of return, forecasts of FFO accretion, projected capital improvements, expected sources of financing, expectations as to the timing of acquisitions or dispositions, and descriptions relating to these expectations. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; risks associated with joint venture partners; the risks associated with the ownership and development of real property; the failure to acquire or sell properties as and when anticipated; termination of property management contracts, the bankruptcy or insolvency of companies for which Eola or Parkway provide property management services; the ability of Parkway to integrate the business of Eola and unanticipated costs in connection with such integration; the outcome of claims and litigation involving or affecting the Company; and other risks and uncertainties detailed from time to time in the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's business, financial condition, liquidity, cash flows and results could differ materially from those expressed in the forward-looking statements. Any forward looking statements speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company does not undertake to update forward-looking statements except as may be required by law.

Company's Use of Non-GAAP Financial Measures

FFO, FAD, NOI and EBITDA, including related per share amounts, are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs and should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of the Company. Management believes that FFO, FAD, NOI and EBITDA are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP. FFO, FAD, NOI and EBITDA do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs as disclosed in the Company's Consolidated Statements of Cash Flows. FFO, FAD, NOI and EBITDA should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. The Company's calculation of these non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FFO – Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with GAAP, reduced by preferred dividends, excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of FFO on the same basis.

Recurring FFO – In addition to FFO, Parkway also discloses recurring FFO, which considers Parkway's share of adjustments for non-recurring lease termination fees, gains and losses on extinguishment of debt, gains and losses, acquisition costs, or other unusual items. Although this is a non-GAAP measure that differs from NAREIT's definition of FFO, the Company believes it provides a meaningful presentation of operating performance.

FAD – There is not a standard definition established for FAD. Therefore, the Company's measure of FAD may not be comparable to FAD reported by other REITs. Parkway defines FAD as FFO, excluding the amortization of share-based compensation, amortization of above and below market leases; straight line rent adjustments, gains and losses, acquisition costs and reduced by recurring non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of FAD on the same basis.

EBITDA – Parkway defines EBITDA, a non-GAAP financial measure, as net income before interest expense, amortization of financing costs, amortization of share-based compensation, income taxes, depreciation, amortization, acquisition costs, gains and losses on early extinguishment of debt and other gains and losses. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of EBITDA on the same basis. EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do. EBITDA does not represent cash generated from operating activities in accordance with GAAP, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

NOI, Recurring NOI, Same-Store NOI and Recurring Same-Store NOI – NOI includes income from real estate operations less property operating expenses (before interest expense and depreciation and amortization). In addition to NOI, Parkway discloses recurring NOI, which considers adjustments for non-recurring lease termination fees or other unusual items. The Company's disclosure of same-store NOI and recurring same-store NOI includes those properties that were owned during the entire current and prior reporting periods and excludes properties classified as discontinued operations.

FOR FURTHER INFORMATION:
Steven G. Rogers
President & Chief Executive Officer
Richard G. Hickson IV
Chief Financial Officer
(601) 948-4091

PARKWAY PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30	December 31
	2011	2010
	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$ 2,077,583	$ 1,755,310
Land held for development	609	609
Accumulated depreciation	(358,934)	(366,152)
	1,719,258	1,389,767

Land available for sale	750	750
Mortgage loans	10,735	10,336
Investment in unconsolidated joint ventures	1,807	2,892
	1,732,550	1,403,745

Receivables and other assets	154,079	129,638
Intangible assets, net	118,101	50,629
Management contracts, net	51,581	-
Cash and cash equivalents	33,377	19,670
	$ 2,089,688	$ 1,603,682

Liabilities
Notes payable to banks	$ 166,217	$ 110,839
Mortgage notes payable	959,539	773,535
Accounts payable and other liabilities	126,356	98,818
	1,252,112	983,192

Equity
Parkway Properties, Inc. stockholders' equity:
8.00% Series D Preferred stock, $.001 par value, 5,421,296 and
4,374,896 shares authorized, issued and outstanding in	128,942	102,787
2011 and 2010, respectively
Common stock, $.001 par value, 64,578,704 and 65,625,104
shares authorized in 2011 and 2010, respectively, 22,120,948 and 21,923,610 shares issued and outstanding in 2011 and
and 2010, respectively	22	22
Common stock held in trust, at cost, 12,070 and 58,134
shares in 2011 and 2010, respectively	(309)	(1,896)
Additional paid-in capital	517,016	516,167
Accumulated other comprehensive loss	(3,187)	(3,003)
Accumulated deficit	(152,335)	(127,575)
Total Parkway Properties, Inc. stockholders' equity	490,149	486,502
Noncontrolling interest - real estate partnerships	347,427	133,988
Total equity	837,576	620,490
	$ 2,089,688	$ 1,603,682

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended
	June 30
	2011	2010
	(Unaudited)

Revenues
Income from office and parking properties	$ 68,385	$ 54,396
Management company income	3,532	336
Total revenues	71,917	54,732

Expenses
Property operating expense	30,328	25,604
Depreciation and amortization	26,521	19,614
Impairment loss on real estate	1,700	-
Management company expenses	3,202	641
General and administrative	1,671	1,612
Acquisition costs	14,380	-
Total expenses	77,802	47,471

Operating income (loss)	(5,885)	7,261

Other income and expenses
Interest and other income	438	365
Equity in earnings of unconsolidated joint ventures	44	87
Interest expense	(14,871)	(12,563)

Loss before income taxes	(20,274)	(4,850)
Income tax expense	(224)	(100)
Loss from continuing operations	(20,498)	(4,950)
Discontinued operations:
Income from discontinued operations	606	653
Gain on sale of real estate from discontinued operations	4,292	8,518
Total discontinued operations	4,898	9,171

Net income (loss)	(15,600)	4,221
Net loss attributable to noncontrolling interest - real estate partnerships	3,371	2,638

Net income (loss) for Parkway Properties, Inc.	(12,229)	6,859
Dividends on preferred stock	(2,444)	(1,200)
Net income (loss) attributable to common stockholders	$ (14,673)	$ 5,659

Net income (loss) per common share attributable to Parkway Properties, Inc.:
Basic:
Loss from continuing operations attributable to Parkway Properties, Inc.	$ (0.91)	$ (0.17)
Discontinued operations	0.23	0.43
Basic net income (loss) attributable to Parkway Properties, Inc.	$ (0.68)	$ 0.26
Diluted:
Loss from continuing operations attributable to Parkway Properties, Inc.	$ (0.91)	$ (0.17)
Discontinued operations	0.23	0.43
Diluted net income (loss) attributable to Parkway Properties, Inc.	$ (0.68)	$ 0.26

Weighted average shares outstanding:
Basic	21,489	21,410
Diluted	21,489	21,410

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Six Months Ended
	June 30
	2011	2010
	(Unaudited)

Revenues
Income from office and parking properties	$ 128,478	$ 115,778
Management company income	3,870	746
Total revenues	132,348	116,524

Expenses
Property operating expense	57,415	52,536
Depreciation and amortization	49,606	40,324
Impairment loss on real estate	1,700	-
Management company expenses	4,079	1,385
General and administrative	3,478	3,603
Acquisition costs	16,729	-
Total expenses	133,007	97,848

Operating income (loss)	(659)	18,676

Other income and expenses
Interest and other income	762	750
Equity in earnings of unconsolidated joint ventures	79	192
Interest expense	(28,512)	(25,117)

Loss before income taxes	(28,330)	(5,499)
Income tax expense	(224)	(117)
Loss from continuing operations	(28,554)	(5,616)
Discontinued operations:
Income from discontinued operations	872	1,275
Gain on sale of real estate from discontinued operations	4,292	8,518
Total discontinued operations	5,164	9,793

Net income (loss)	(23,390)	4,177
Net loss attributable to noncontrolling interest - real estate partnerships	6,566	5,225

Net income (loss) for Parkway Properties, Inc.	(16,824)	9,402
Dividends on preferred stock	(4,631)	(2,400)
Net income (loss) available to common stockholders	$ (21,455)	$ 7,002

Net income (loss) per common share attributable to Parkway Properties, Inc.:
Basic:
Loss from continuing operations attributable to Parkway Properties, Inc.	$ (1.24)	$ (0.13)
Discontinued operations	0.24	0.46
Basic net income (loss) attributable to Parkway Properties, Inc.	$ (1.00)	$ 0.33
Diluted:
Loss from continuing operations attributable to Parkway Properties, Inc.	$ (1.24)	$ (0.13)
Discontinued operations	0.24	0.46
Diluted net income (loss) attributable to Parkway Properties, Inc.	$ (1.00)	$ 0.33

Weighted average shares outstanding:
Basic	21,483	21,400
Diluted	21,483	21,400

PARKWAY PROPERTIES, INC.
RECONCILIATION OF FUNDS FROM OPERATIONS AND
FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME
FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)

Net Income (Loss) for Parkway Properties, Inc.	$ (12,229)	$ 6,859	$ (16,824)	$ 9,402

Adjustments to Net Income (Loss) for Parkway Properties, Inc.:
Preferred Dividends	(2,444)	(1,200)	(4,631)	(2,400)
Depreciation and Amortization	26,521	19,614	49,606	40,324
Depreciation and Amortization - Discontinued Operations	595	1,896	2,410	3,928
Noncontrolling Interest Depreciation and Amortization	(8,214)	(4,480)	(13,777)	(8,826)
Unconsolidated Joint Ventures Depreciation and Amortization	72	85	160	168
Gain on Sale of Real Estate	(4,292)	(8,518)	(4,292)	(8,518)
FFO Available to Common Stockholders	$ 9	$ 14,256	$ 12,652	$ 34,078

Adjustments to Derive Recurring FFO:
Non-Cash Loss	1,700	-	1,700	-
Non-Recurring Lease Termination Fee Income (1)	(2,237)	(581)	(3,758)	(6,445)
(Gain) Loss on Early Extinguishment of Debt	(302)	136	(302)	189
Acquisition Costs-Building Purchases	861	-	1,124	-
Acquisition Costs-Combination	12,561	-	13,965	-
Expenses Related to Litigation	75	-	44	545
Recurring FFO	$ 12,667	$ 13,811	$ 25,425	$ 28,367

Funds Available for Distribution
FFO Available to Common Stockholders	$ 9	$ 14,256	$ 12,652	$ 34,078
Add (Deduct) :
Adjustments for Unconsolidated Joint Ventures	(35)	(50)	(170)	(118)
Adjustments for Noncontrolling Interest in Real Estate Partnerships	3,425	1,259	6,162	2,156
Straight-line Rents	(2,036)	(1,669)	(3,860)	(3,244)
Straight-line Rents - Discontinued Operations	(510)	(208)	(1,525)	(504)
Amortization of Above/Below Market Leases	(96)	(301)	(554)	(419)
Amortization of Above/Below Market Leases-Discontinued Operations	52	217	210	438
Amortization of Share-Based Compensation	481	328	888	391
Acquisition Costs	13,422	-	15,089	-
Non-Cash Loss	1,700	-	1,700	-
Recurring Capital Expenditures:
Building Improvements	(1,773)	(1,056)	(3,819)	(2,470)
Tenant Improvements - New Leases	(4,647)	(7,340)	(6,450)	(8,189)
Tenant Improvements - Renewal Leases	(2,681)	(1,252)	(4,428)	(3,294)
Leasing Costs - New Leases	(2,802)	(1,044)	(3,777)	(1,465)
Leasing Costs - Renewal Leases	(1,067)	(560)	(3,231)	(714)
Funds Available for Distribution	$ 3,442	$ 2,580	$ 8,887	$ 16,646

Diluted Per Common Share/Unit Information (**)
FFO per share	$ 0.00	$ 0.66	$ 0.59	$ 1.58
Recurring FFO per share	$ 0.59	$ 0.64	$ 1.18	$ 1.32
FAD per share	$ 0.16	$ 0.12	$ 0.41	$ 0.77
Dividends paid	$ 0.075	$ 0.075	$ 0.15	$ 0.15
Dividend payout ratio for FFO	N/M	11.32%	25.57%	9.47%
Dividend payout ratio for Recurring FFO	12.77%	11.68%	12.72%	11.38%
Dividend payout ratio for FAD	47.02%	62.54%	36.41%	19.39%
Weighted average shares/units outstanding	21,576	21,517	21,565	21,513

Other Supplemental Information
Recurring Consolidated Capital Expenditures Above	$ 12,970	$ 11,252	$ 21,705	$ 16,132
Consolidated Upgrades on Acquisitions	5,091	536	5,830	1,820
Consolidated Major Renovations	92	333	113	369
Total Consolidated Real Estate Improvements and Leasing Costs Per Cash Flow	$ 18,153	$ 12,121	$ 27,648	$ 18,321

Parkway's Share of Recurring Capital Expenditures	$ 10,584	$ 10,396	$ 17,828	$ 15,001
Parkway's Share of Upgrades on Acquisitions	1,541	296	1,794	965
Parkway's Share of Major Renovations	92	333	113	369
Parkway's Share of Total Real Estate Improvements and Leasing Costs	$ 12,217	$ 11,025	$ 19,735	$ 16,335

Impairment Loss	$ (1,700)	$ -	$ (1,700)	$ -
Loss Included in FFO	$ (1,700)	$ -	$ (1,700)	$ -

**Information for Diluted Computations:
Basic Common Shares/Units Outstanding	21,491	21,412	21,484	21,401
Dilutive Effect of Other Share Equivalents	85	105	81	112

(1)   Parkway's share of total lease termination fees recognized during the six months ended June 30, 2010 were $7.4 million, of which $1.0 million were included in recurring revenue as it represents the rental revenue during the period after the prior lease was terminated and the space was being prepared for the new customer.

PARKWAY PROPERTIES, INC.
CALCULATION OF EBITDA AND COVERAGE RATIOS
FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010
(In thousands)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)

Net Income (Loss) for Parkway Properties, Inc.	$ (12,229)	$ 6,859	$ (16,824)	$ 9,402

Adjustments to Net Income (Loss) for Parkway Properties, Inc.:
Interest Expense	14,825	13,295	29,070	26,586
Amortization of Financing Costs	528	415	1,007	924
(Gain) Loss on Early Extinguishment of Debt	(302)	136	(302)	189
Acquisition Costs	13,422	-	15,089	-
Depreciation and Amortization	27,116	21,510	52,016	44,252
Amortization of Share-Based Compensation	481	328	888	391
Gain on Sale of Real Estate	(4,292)	(8,518)	(4,292)	(8,518)
Non-cash impairment loss on real estate	1,700	-	1,700	-
Tax Expense	224	100	224	117
EBITDA Adjustments - Unconsolidated Joint Ventures	108	121	232	241
EBITDA Adjustments - Noncontrolling Interest in Real Estate Partnerships	(13,176)	(7,583)	(22,450)	(15,049)
EBITDA	$ 28,405	$ 26,663	$ 56,358	$ 58,535

Interest Coverage Ratio:
EBITDA	$ 28,405	$ 26,663	$ 56,358	$ 58,535

Interest Expense:
Interest Expense	$ 14,825	$ 13,295	$ 29,070	$ 26,586
Interest Expense - Unconsolidated Joint Ventures	36	36	72	73
Interest Expense - Noncontrolling Interest in Real Estate Partnerships	(4,864)	(3,033)	(8,498)	(6,084)
Total Interest Expense	$ 9,997	$ 10,298	$ 20,644	$ 20,575

Interest Coverage Ratio	2.84	2.59	2.73	2.84

Fixed Charge Coverage Ratio:
EBITDA	$ 28,405	$ 26,663	$ 56,358	$ 58,535

Fixed Charges:
Interest Expense	$ 9,997	$ 10,298	$ 20,644	$ 20,575
Preferred Dividends	2,444	1,200	4,631	2,400
Principal Payments (Excluding Early Extinguishment of Debt)	3,294	3,601	6,687	7,194
Principal Payments - Unconsolidated Joint Ventures	9	8	17	16
Principal Payments - Noncontrolling Interest in Real Estate Partnerships	(715)	(279)	(1,233)	(573)
Total Fixed Charges	$ 15,029	$ 14,828	$ 30,746	$ 29,612

Fixed Charge Coverage Ratio	1.89	1.80	1.83	1.98

Modified Fixed Charge Coverage Ratio:
EBITDA	$ 28,405	$ 26,663	$ 56,358	$ 58,535

Modified Fixed Charges:
Interest Expense	$ 9,997	$ 10,298	$ 20,644	$ 20,575
Preferred Dividends	2,444	1,200	4,631	2,400
Total Modified Fixed Charges	$ 12,441	$ 11,498	$ 25,275	$ 22,975

Modified Fixed Charge Coverage Ratio	2.28	2.32	2.23	2.55

The following table reconciles EBITDA to cash flows provided by operating activities:

EBITDA	$ 28,405	$ 26,663	$ 56,358	$ 58,535
Amortization of Above (Below) Market Leases	(44)	(84)	(344)	19
Amortization of Mortgage Loan Discount	(203)	(173)	(400)	(342)
Operating Distributions from Unconsolidated Joint Ventures	42	-	507	-
Interest Expense	(14,825)	(13,295)	(29,070)	(26,586)
Gain (Loss) on Early Extinguishment of Debt	302	(136)	302	(189)
Acquisition Costs	(13,422)	-	(15,089)	-
Tax Expense	(224)	(100)	(224)	(117)
Change in Deferred Leasing Costs	(4,908)	(1,684)	(8,487)	(2,742)
Change in Receivables and Other Assets	(7,650)	(7,567)	(8,947)	(5,667)
Change in Accounts Payable and Other Liabilities	18,428	13,981	228	(1,612)
Adjustments for Noncontrolling Interests	9,805	4,945	15,884	9,824
Adjustments for Unconsolidated Joint Ventures	(152)	(208)	(311)	(433)
Cash Flows Provided by Operating Activities	$ 15,554	$ 22,342	$ 10,407	$ 30,690

PARKWAY PROPERTIES, INC.
NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
THREE MONTHS ENDED JUNE 30, 2011 AND 2010
(In thousands, except number of properties data)

					Average
			Net Operating Income		Occupancy
	Number of	Percentage
	Properties	of Portfolio (1)	2011	2010	2011	2010

Same-store properties:
Wholly-owned	45	56.05%	$ 21,761	$ 21,464	83.5%	86.2%
Fund I	13	19.07%	7,402	7,337	84.2%	82.8%
Fund II	3	2.82%	1,096	-	81.4%	N/A
Unconsolidated joint ventures	3	1.97%	764	2,022	89.8%	96.2%
Total same-store properties	64	79.91%	31,023	30,823	83.7%	85.3%
2011 acquisitions	8	20.15%	7,822	-	N/A	N/A
Assets sold	-	-0.06%	(24)	(9)	N/A	N/A
Net operating income from
office and parking properties	72	100.00%	$ 38,821	$ 30,814

(1) Percentage of portfolio based on 2011 net operating income.

The following table is a reconciliation of net income (loss) to SSNOI and Recurring SSNOI:

	Three Months Ended		Six Months Ended
	June 30		June 30
	2011	2010	2011	2010

Net income (loss) for Parkway Properties, Inc.	$ (12,229)	$ 6,859	$ (16,824)	$ 9,402
Add (deduct):
Interest expense	14,871	12,563	28,512	25,117
Depreciation and amortization	26,521	19,614	49,606	40,324
Management company expenses	3,202	641	4,079	1,385
Income tax expense	224	-	224	-
General and administrative expenses	1,671	1,712	3,478	3,720
Acquisition costs	14,380	-	16,729	-
Equity in earnings of unconsolidated joint ventures	(44)	(87)	(79)	(192)
Gain on sale of real estate	1,700	-	1,700	-
Net loss attributable to noncontrolling interests - real estate partnerships	(3,371)	(2,638)	(6,566)	(5,225)
Income from discontinued operations	(606)	(653)	(872)	(1,275)
Gain on sale of real estate from discontinued operations	(4,292)	(8,518)	(4,292)	(8,518)
Management company income	(3,532)	(336)	(3,870)	(746)
Interest and other income	(438)	(365)	(762)	(750)
Net operating income from consolidated office and parking properties	38,057	28,792	71,063	63,242
Net operating income from unconsolidated joint ventures	764	2,022	1,573	4,183
Less: Net operating income from non same-store properties	(7,798)	9	(10,228)	13
Same-store net operating income (SSNOI)	31,023	30,823	62,408	67,438
Less: non-recurring lease termination fee income	(2,475)	(645)	(3,885)	(6,537)
Recurring SSNOI	$ 28,548	$ 30,178	$ 58,523	$ 60,901

Parkway's share of SSNOI	$ 24,226	$ 23,761	$ 49,175	$ 53,244

Parkway's share of recurring SSNOI	$ 22,061	$ 23,180	$ 45,501	$ 46,799